EXHIBIT 99.1

PRESS RELEASE

Agile Software Corporation 6373 San Ignacio Avenue San Jose, CA 95119-1200 Voice: (408) 284-4000 Fax: (408) 284-4002

Media Contact Terri Pruett Agile Software Corporation Terri.Pruett@agile.com (408) 284-4048

Agile Reports Second Quarter Fiscal 2004 Results

Quarterly Revenues Up 41% Over Prior Year

San Jose, CA—November 20, 2003—Agile Software Corporation (NASDAQ: AGIL), a leading provider of product lifecycle management (PLM) solutions, today announced results for the second quarter of fiscal 2004, which ended October 31, 2003. Total revenues for the quarter were $24.7 million, compared to $17.5 million for the second quarter of fiscal 2003. License revenues for the second quarter of fiscal 2004 were $8.2 million, compared to $7.6 million for the second quarter of fiscal 2003.

Net loss for the second quarter of fiscal 2004, on a generally accepted accounting principles (GAAP) basis, was $15.7 million, or ($0.31) per share, compared to $15.1 million, or ($0.31) per share for the second quarter of fiscal 2003.

Non-GAAP net loss, which excludes stock compensation, restructuring and acquisition related charges, for the second quarter of fiscal 2004 was $1.5 million, or ($0.03) per share, compared to a non-GAAP net loss of $6.6 million, or ($0.14) per share, for the second quarter of fiscal 2003. Reconciliation between net loss on a GAAP basis and non-GAAP net loss is provided in a table immediately following the non-GAAP Condensed Consolidated Statements of Operations below.

Management Commentary

“This quarter we saw significant gains in several areas. First, operationally, our top and bottom line results outpaced both last quarter and the year ago quarter. Second, we completed the acquisitions of Eigner and Tradec, and we continue to move forward with the integration and assimilation of those companies,” said Bryan Stolle, Agile chairman and CEO. “Finally, customers are continuing to expand their Agile PLM implementations with the purchase of additional Agile solutions.”

Customer Wins and Expansions

During the quarter, the Company added 11 new customers. Organizations that purchased new or additional licenses of Agile’s PLM solutions include: Arthrocare, Elliott Turbomachinery, GE Medical Systems, Harris, Hitachi, Johnson & Johnson, Magna Steyr, Pirelli, Philips, Siemens, Varian Semiconductor, Viasat and ZF.

Expanded Leadership

Agile continued to build its board of directors with the addition of Ronald E.F. Codd, an enterprise software veteran with more than 20 years experience in the technology business. Codd has held senior financial management positions with several high growth companies including PeopleSoft, where he was senior vice president of finance and administration and CFO, and Momentum Business Applications, Inc., where he was president and CEO. Replacing retiring board member James Patterson, Codd is bringing his experience to Agile’s board, audit and governance committees. Codd is replacing retiring board member James Patterson.

Acquisitions

This quarter Agile acquired Eigner, a privately-held provider of PLM solutions to the aerospace and defense, automotive supply chain, and industrial equipment industries.

Agile also acquired privately held Tradec. The acquisition of Tradec expands the Agile Product Cost Management offering with increased analytics capabilities and supplier collaboration.

Awards

Agile was included among the fastest growing technology companies in the 2003 Deloitte Technology Fast 500. Rankings are based on percentage revenue growth over five years, from 1998-2002, and Agile grew 872 percent over this period. This is the second consecutive year that Agile has received the Deloitte Technology Fast 500 award.

Conference Call Details

Agile will discuss its second quarter results and management’s forward looking guidance on a conference call today beginning at 2:00pm Pacific Time. A Web cast of the conference will be available on Agile’s Web site at www.agile.com under the ‘Investor Relations’ section. You may access replays of the Web cast for ninety days after the call at http://www.agile.com/investors. Financial and statistical information to be discussed in the call will be available on the company’s Web site immediately prior to commencement of the call. Additional investor information can be accessed at www.agile.com or by calling Agile’s Investor Relations at (408) 284-4011.

About Agile Software Corporation

Agile Software Corporation (NASDAQ: AGIL) helps companies drive profits, accelerate innovation, reduce costs, and ensure regulatory compliance throughout the product lifecycle. With a broad suite of enterprise class PLM solutions, time-to-value focused implementations, and a unique Guaranteed Business ResultsSM program, Agile helps companies get the most from their products. Alcatel, Boeing, Dell Computer, Flextronics International, Hitachi, Leapfrog, Lockheed Martin, Magna Steyr, Siemens, QUALCOMM and ZF are among the nearly 1,200 customers in the automotive, aerospace and defense, consumer products, electronics, high tech, industrial products, and life sciences industries that have purchased Agile solutions. For more information, call (408) 284-4000 or visit www.agile.com.

Agile Software and Agile are registered trademarks and Agile Product Collaboration, Agile Product Cost Management, Agile Product Service & Improvement, Agile Program Execution, Agile Engineering Collaboration, Agile Product Interchange, AgileMD and the Agile logo are trademarks of Agile Software Corporation in the U.S. and/or other countries. Guaranteed Business Results is a service mark of Agile Software Corporation. All other brand or product names are trademarks and registered trademarks of their respective holders.

Media Contacts:

FOR AGILE

Terri Pruett

Agile Software

terri.pruett@agile.com

(408) 284-4048

Agile Software Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2003	2002	2003	2002
Revenues:
License	$8,243	$7,613	$15,627	$14,468
Professional services and maintenance	16,425	9,890	27,304	19,059

Total revenues	24,668	17,503	42,931	33,527

Cost of revenues:
License	976	648	1,786	1,299
Professional services and maintenance	7,794	4,710	12,553	9,372
Stock compensation	52	4	52	28
Acquisition-related compensation	256	—	256	—
Amortization of intangible assets	160	—	160	—

Total cost of revenues	9,238	5,362	14,807	10,699

Gross profit	15,430	12,141	28,124	22,828

Operating expenses:
Sales and marketing:
Other sales and marketing	9,563	10,716	17,671	22,389
Stock compensation	2,133	477	2,673	932
Research and development:
Other research and development	5,892	7,099	11,176	15,164
Stock compensation	56	19	112	124
General and administrative:
Other general and administrative	2,501	1,741	4,261	3,378
Stock compensation	457	115	491	74
Acquisition-related compensation	562	—	562	—
Amortization of intangible assets	756	—	756	—
Acquired in-process technology	500	—	500	—
Restructuring and other charges	9,201	7,836	9,201	7,836

Total operating expenses	31,621	28,003	47,403	49,897

Loss from operations	(16,191)	(15,862)	(19,279)	(27,069)

Interest and other income, net	763	1,152	1,593	2,667
Impairment of equity investments	—	—	—	(2,560)

Loss before income taxes	(15,428)	(14,710)	(17,686)	(26,962)
Provision for income taxes	243	343	660	439

Net loss	$(15,671)	$(15,053)	$(18,346)	$(27,401)

Net loss per share:
Basic and diluted	$(0.31)	$(0.31)	$(0.37)	$(0.57)

Weighted average shares	51,248	48,381	50,197	48,265

Agile Software Corporation

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

See adjustments listed in table below which reconcile non-GAAP financial measure of net loss to GAAP financial measure of net loss

(In thousands, except per share data)

(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2002	2003	2002	2003
Revenues:
License	$8,243	$7,613	$15,627	$14,468
Professional services and maintenance	16,425	9,890	27,304	19,059

Total revenues	24,668	17,503	42,931	33,527

Cost of revenues:
License	976	648	1,786	1,299
Professional services and maintenance	7,794	4,710	12,553	9,372

Total cost of revenues	8,770	5,358	14,339	10,671

Gross profit	15,898	12,145	28,592	22,856

Operating expenses:
Sales and marketing	9,563	10,716	17,671	22,389
Research and development	5,892	7,099	11,176	15,164
General and administrative	2,501	1,741	4,261	3,378

Total operating expenses	17,956	19,556	33,108	40,931

Loss from operations	(2,058)	(7,411)	(4,516)	(18,075)
Interest and other income, net	763	1,152	1,593	2,667

Loss before income taxes	(1,295)	(6,259)	(2,923)	(15,408)
Provision for income taxes	243	343	660	439

Net loss	$(1,538)	$(6,602)	$(3,583)	$(15,847)

Net loss per share:
Basic and diluted	$(0.03)	$(0.14)	$(0.07)	$(0.33)

Weighted average shares	51,248	48,381	50,197	48,265

The above non-GAAP statements of operations have been adjusted to eliminate the following:
Stock compensation	$2,698	$615	$3,328	$1,158
Acquisition-related compensation	818	—	818	—
Amortization of intangible assets	916	—	916	—
Acquired in-process technology	500	—	500	—
Restructuring and other charges	9,201	7,836	9,201	7,836
Impairment of equity investments	—	—	—	2,560

	$14,133	$8,451	$14,763	$11,554

Agile Software Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	October 31, 2003	April 30, 2003
ASSETS
Current assets:
Cash and cash equivalents	$122,895	$154,852
Short-term investments	107,376	102,115
Accounts receivable, net	16,066	12,061
Other current assets	5,291	6,295

Total current assets	251,628	275,323

Long-term investments	14,437	—
Property and equipment, net	10,176	7,389
Goodwill	33,913	5,150
Intangible assets, net	7,181	1,080
Other assets	2,719	2,008

Tot.al assets	$320,054	$290,950

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other liabilities	$30,235	$16,862
Deferred revenue	16,308	15,280

Total current liabilities	46,543	32,142
Other non-current liabilities	10,388	2,562

Total liabilities	56,931	34,704

Total stockholders’ equity	263,123	256,246

Total liabilities and stockholders’ equity	$320,054	$290,950